Exhibit 3.84

HILLS FIBER SYSTEMS, INC.

BYLAWS

ARTICLE I

OFFICES

The principal business office of the Corporation shall be at Rapid City, South Dakota.  The Corporation may also have offices at such other places both within and without the State of South Dakota as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1.              Place.  All meetings of the shareholders may be held at such time and place, within or without the State of South Dakota, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.              Annual Meeting.  An annual meeting of shareholders shall be held on such date and at such time within six months after the end of each fiscal year of the Corporation as the Board of Directors may designate, at which they shall elect by plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

Section 3.              Special Meetings.  Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chairman of the Board or the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of shareholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote.  Such request shall state the purpose or purposes of the proposed meeting.  Business transacted at all special meetings shall be confined to the objects stated in the call.

Section 4.              Notice.  Unless all shareholders entitled to vote at the meeting waive notice in writing, written notice stating the place, day and hour of each meeting of shareholders, and in the case of a special meeting, further stating the purpose for which such meeting is called, shall be served upon or mailed to each shareholder entitled to vote thereat at such address as appears on the books of the Corporation, at least ten days prior to the meeting.

Section 5.              Quorum.  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business.  If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 6.              Voting.  At any meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such shareholder and bearing a date not more than eleven months prior to said meeting, unless said instrument provides for a longer period.  Each shareholder shall have one vote for each share of stock having voting power, registered in his name on the books of the

Corporation.  Except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of its shareholders entitled to vote, no share of stock shall be voted on at any election of directors which shall have been transferred on the books of the Corporation within twenty days preceding such election of directors.  When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation or of these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 7.              Action Without Meeting.  Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Articles of Incorporation or of these Bylaws, the meeting and vote of shareholders may be dispensed with, if all the shareholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

ARTICLE III

DIRECTORS

Section 1.              Management of the Company.  The property, business and affairs of the Company shall be managed by its Board of Directors, which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

Section 2.              Number and Election.  The number of directors which shall constitute the whole Board shall not be less than three nor more than thirteen as determined by the shareholders.  The directors shall be elected by the annual Meeting of the shareholders or any special shareholders’ meeting called for that purpose.  Each director elected shall hold office until the shareholders remove the director from office or elect his or her successor.  The shareholders do not need cause for the removal of any one or more of the directors.

Section 3.              Qualifications.  No person shall be elected or stand for reelection as a director of the Corporation who will be seventy years of age or older on the first day of July of the year of the election.  Directors need not be shareholders.

Section 4.              Vacancy.  If any vacancies occur in the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any directors or otherwise, or any new directorship is created by any increase in the authorized number of directors, the shareholders may choose a successor or successors, or fill the newly created directorship.

Section 5.              Place.  The directors of the Corporation may hold their meetings, both regular and special, either within or without the State of South Dakota.

Section 6.              Regular Meetings.  The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of the shareholders or special meeting held in lieu thereof, and no notice of such meeting shall be necessary.  Regular meetings of the Board may be held with or without notice at such time and place as shall from time to time be determined by the Board.

Section 7.              Special Meetings.  Special meetings of the Board may be called by the President or by the Secretary upon the written request of any two directors by giving oral or written notice to each director.

Section 8.              Notice of Meetings.  Notice shall be considered to have been given if a notice is either orally communicated to a director at least twelve hours prior to such meeting or placed in writing and mailed to the director at his last-known post office address as shown by the records of the Corporation at least four days prior to the meeting.  Any notice to be given a director for a meeting of the directors may be waived by the director in writing either before or after the meeting.  Presence of any director at a meeting of the Board shall be considered to be a waiver of notice by such director unless such director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 9.              Quorum.  At all meetings of the Board of Directors a majority of the number of directors at the time in office shall constitute a quorum for the, transaction of business.  The act of a majority of the number of directors at the time in office shall be the act of the Board of Directors.  If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained and no further notice thereof need be given other than by announcement at said meeting which shall be so adjourned.

Section 10.            Manifestation of Dissent.  A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

Section 11.            Action Taken Without Meeting.  Any action which may be taken at a meeting of the directors or of a committee may be taken without a meeting if a consent in writing setting forth the actions so to be taken shall be signed before such action by all of the directors, or all of the members of the committee, as the case may be.  Such consent shall have the same effect as a unanimous vote.

Section 12.            Telephone Meetings.  Directors’ meetings may be held by conference telephone if each of the directors present at the meeting is able to hear all of the other directors.

Section 13.            Compensation.  Directors shall be entitled to such compensation and expenses as may be determined by resolution of the Board.  Directors may serve the Corporation in other capacities and receive compensation therefor.

ARTICLE IV

COMMITTEES

Section 1.              Executive Committee.  The Board of Directors shall appoint from among its members an executive committee.  The Chairman of the Board or President shall be a member of the executive committee.  The executive committee (i) shall perform any functions required by directors in the administration of all federal and state statutes relating to employment and compensation, (ii) shall recommend to the Board of Directors persons to be nominated as directors or to be elected to fill vacancies on the Board of Directors and in making such recommendations shall consider the recommendations of other directors as well as shareholders, (iii) shall recommend to the Board persons to be elected as officers and their compensation, (iv) recommend persons to be appointed to Board committees, (v) may consider and make recommendations to the Board on other Board actions, and (vi) may perform such other duties as may be permitted by law.

Section 2.              Other Committees.  The Board of Directors may also appoint from among its own members such other committees as the Board may determine and assign such powers and duties as shall from time to time be prescribed by the Board.

Section 3.              Removal from Committees and Rules of Procedure.  Subject to these bylaws, directors may be removed from the committees and vacancies therein may be filled by a majority of the Board of Directors.  A meeting of any committee may be called by any member of the committee.  The provisions of these bylaws concerning notice of meetings, manifestation of dissent and taking action without a meeting as they pertain to directors shall also pertain to committees.

ARTICLE V

OFFICERS

Section 1.              Officers.  The Board of Directors shall elect as officers of the Corporation a chairman of the board, president, a vice president, a secretary, a treasurer and may elect such other vice presidents and other officers as the Board may determine is necessary for the conduct of the business of the Corporation.  Officers need not be directors.  Any two or more offices may be held by the same person.

Section 2.              Term and Removal.  All officers of the Corporation shall serve at the pleasure of the Board of Directors, and the Board at any regular or special meeting by the vote of a majority of the whole Board may remove an officer from an office.

Section 3.              Duties of the Chief Executive Officer.  The Chairman of the Board or the President shall be designated by the Board of Directors to be the chief executive officer of the Corporation.  The Chief Executive officer (i) shall exercise such duties as customarily pertain to the office of the chief executive officer, (ii) shall have general and active management authority and supervision over the property, business and affairs of the Corporation and over its officers and employees (iii) may appoint employees, consultants and agents as deemed necessary for the proper conduct of the Corporation’s business, (iv) may sign, execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations subject to direction of the Board as set forth in Article VII of these bylaws, (v) shall recommend to the Board of Directors persons for appointment to offices and committees and for nomination of directors, (vi) shall preside at shareholders meetings and at meetings of the Board of Directors, and (vii) shall perform such other duties as may be prescribed from time to time by the Board of Directors.

Section 4.              Duties of the President.  The President who is not the Chief Executive Officer shall have such powers as may be assigned to him or her by the Board of Directors; and in the absence of the Chief Executive Officer shall serve as the Chief Executive Officer.

Section 5.              Duties of Vice Presidents.  The Vice Presidents shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the Chief Executive Officer.  In the absence or disability of the President, the Vice Presidents in the order as designated by the Board, or if the Board so directs, by the Chief Executive Officer, shall perform the duties and exercise the powers of the President.

Section 6.              Duties of Secretary.  The Secretary shall attend all meetings of the Board and stockholders, record all votes and the minutes of all proceedings in books to be kept for such purposes and shall perform like duties for the committees when required.  He shall have the custody of the seal.  He shall have the custody of the stock books and shall perform such other duties as may be prescribed by the Board of Directors or the President.

Section 7.              Duties of Treasurer.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books of the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements and shall render to the President and to the Board of Directors at its regular meetings or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

Section 8.              Duties of Other Officers.  All officers of the Corporation shall have such duties as shall be prescribed by the Chief Executive Officer.

Section 9.              Delegation of Duties of Officers.  In the case of the absence of any officer of the Corporation or for any other reason that the Board may deem sufficient, the Board may delegate the powers or duties of any officer to any other officer or to any director for such time as determined by the Board.

Section 10.            Compensation of Officers.  The compensation of the Chief Executive Officer shall be determined by the Board of Directors.  The compensation of each of the other officers shall be recommended by the Chief Executive Officer and approved by the Board of Directors.

ARTICLE VI

CAPITAL STOCK

Section 1.              Stock Certificates.  Certificates for stock of the Corporation shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the Chief Executive Officer, the President or a Vice President and by a Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.  If certificates are signed by a transfer agent, acting in behalf of the Corporation, and registrar, the signatures of the officers of the Corporation may be facsimile.  The Corporation, through its officers, may cause certificates to be issued and delivered bearing facsimile signatures of persons even though at the time of the issuance and delivery of such certificates, any of such persons may no longer be an officer of the Corporation.

Section 2.              Transfer Agent.  The Board of Directors shall have power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock of any class and may require that stock certificates shall be countersigned and registered by one or more of such transfer agents and registrars.  The transfer agent and registrar may be the same person.

Section 3.              Transfer of Stock.  Shares of the capital stock of the Corporation shall be transferable on the books of the Corporation only by the holder of record thereof in person or by a duly authorized attorney upon surrender and cancellation of certificates for a like number of shares properly endorsed.

Section 4.              Lost Certificate.  In case any certificates of the capital stock of the Corporation shall be lost, stolen or destroyed, the Corporation may cause replacement certificates to be issued upon such proof of the fact and such indemnity to be given to it and to its transfer agent and registrar, if any, as shall be deemed necessary or advisable by it.

Section 5.              Holder of Record.  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.  The expression “shareholder” or “shareholders” whenever used in these bylaws shall be deemed to mean only the holder or holders of record of stock.

Section 6.              Closing of Transfer Books.  The Board of Directors shall have power to close the stock transfer books of the Corporation for a stated period but not to exceed, in any case, fifty days, and in case of a meeting of shareholders not less than ten days, preceding the date of any meeting of shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or in order to make a determination of shareholders for any other proper purpose; provided, however, that in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken; and in such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

ARTICLE VII

CONTRACTS LOANS CHECKS AND DEPOSITS

Section 1.              Contracts.  The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2.              Loans.  No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.

Section 3.              Checks, Drafts, Etc.  All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4.              Deposits and Investments.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors or officers of the Corporation designated by the Board of Directors may select; or be invested as authorized by the Board of Directors.  Such authority may be general or confined to specific instances.

ARTICLE VIII

INDEMNIFICATION

Section 1.              Actions, Suits or Proceedings Other than by or in the Right of the Corporation.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including all appeals (other than an action by or in the right of the Corporation), by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation, or is or was serving or had agreed to serve at the request of the Corporation as a director or officer of another corporation (including a subsidiary of the corporation, or subsidiaries of subsidiaries), partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be within the scope of his authority and in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be within the scope of his authority and in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2.              Actions or Suits by of in the Right of the Corporation.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including all appeals, by or in-the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation (including a subsidiary of the corporation or subsidiaries of subsidiaries), partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be within the scope of his authority and in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the courts of South Dakota or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the courts of South Dakota or such other court shall deem proper.

Section 3.              Indemnification for Costs Charges and Expenses of Successful Party.  Notwithstanding the other provisions of this Article VIII, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VIII, or in defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by him or on his behalf in connection therewith.

Section 4.              Determination of Right to Indemnification.  Any indemnification under Sections 1 and 2 of this Article VIII (unless ordered by a court) shall be paid by the Corporation unless a determination is made (i) by the Board of Directors by a majority vote of the directors who were not parties to such action, suit or proceeding, or if such majority of disinterested directors so directs, (ii) by independent legal counsel in a written opinion, or (iii) by the shareholders, that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Sections 1 and 2 of this Article VIII.

Section 5.              Advance of Costs, Charges and Expenses.  Costs, charges and expenses (including attorneys’ fees) incurred by a person referred to in Sections 1 or 2 of this Article VIII in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article VIII.  Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the majority of the directors deems appropriate.  The majority of the directors may, in the manner set forth above, and upon approval of such director or officer of the Corporation, authorize the Corporation’s counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

Section 6.              Procedure of Indemnification.  Any indemnification under Sections 1, 2 and 3, or advance of costs, charges and expenses under Section 5 of this Article VIII shall be made promptly, and in any event within 60 days, upon the written request of the director or officer.  The right to indemnification or advances as granted by this Article VIII shall be enforceable by the director or officer in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days.  Such person’s costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation.  It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 5 of this Article VIII where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Sections 1 or 2 of this Article VIM, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VIII, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 7.              Settlement.  The Corporation shall not be obligated to reimburse the costs of any settlement to which it has not agreed.  If in any action, suit or proceeding, including any appeal, within the scope of Sections 1 or 2 of this Article VIII, the person to be indemnified shall have unreasonably failed to enter into a settlement thereof offered or assented to by the opposing party or parties in such action, suit or proceeding, then, notwithstanding any other provision hereof, the indemnification obligation of the Corporation to such person in connection with such action, suit or proceeding shall not exceed the total of the amount at which settlement could have been made and the expenses incurred by such person prior to the time such settlement could reasonably have been effected.

Section 8.              Subsequent Amendment.  No amendment, termination or repeal of this Article VIII or of relevant provisions of the South Dakota corporation law or any other applicable laws shall affect or diminish in any way the rights of any director or officer of the Corporation to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or appeal.

Section 9.              Other Rights: Continuation of Right to Indemnification.  The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which a director, officer, employee or agent seeking indemnification may be entitled under any law (common or statutory), agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person.  Nothing contained in this Article VIII shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth herein.  All rights to indemnification under this Article VIII shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article VIII is in effect.  This Article VIII shall be binding upon any successor corporation to this Corporation, whether by way of acquisition, merger, consolidation or otherwise.

Section 10.            Savings Clause.  If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer of the Corporation as to any costs, charges, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and to the full extent permitted by applicable law.

Section 11.            Subsequent Legislation.  If the South Dakota law is amended after the adoption of this Article VIII to further expand the indemnification permitted to directors and officers of the Corporation, then the Corporation shall indemnify such persons to the fullest extent permitted by the South Dakota law, as so amended.

ARTICLE IX

MISCELLANEOUS

Section 1.              Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 2.              Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE X

AMENDMENTS

These Bylaws may be altered or repealed at any regular meeting of the shareholders or at any special meeting of the shareholders at which a quorum is present or represented, provided notice of the proposed alteration or repeal be contained in the notice of such special meeting, by the affirmative vote of a majority of the shares of stock entitled to vote at such meeting and present or represented thereat.